LEASE OF LAND AND CERTAIN IMPROVEMENTS
                          LOCATED AT 4288 BODEGA AVENUE



                           entered into by and between
                      Gianni Neve and Maria Neve, Landlord
                                       and
                              Vinifera Inc., Tenant

         THIS LEASE ("Lease"), dated as of February 1, 1996, is made and entered into by and between Gianni Neve and Maria Neve (hereafter "Landlord" without regard to number or gender) and Vinifera Inc. ("Tenant") upon the following terms and conditions.

                                    ARTICLE 1

                                   DEFINITIONS

         Unless the context otherwise specifies or requires, the following terms shall have the following meaning:

         1.1 Landlord. "Landlord" means Gianni Neve and Maria Neve, except as otherwise noted.

         1.2 Tenant. "Tenant" means Vinifera Inc.

         1.3 Leased Premises. "Premises" means the land, consisting of approximately 8.8 acres, four Greenhouse Buildings (as defined below), two cold boxes, two packing sheds, two wells, and all other improvements currently located on the Premises or hereafter installed at the Premises by Tenant, commonly known as 4288 Bodega Avenue, Petaluma, California 94953, all as depicted on EXHIBIT "A", attached hereto, but excluding any and all underground and aboveground storage tanks, rental housing, and those areas that are cross-hatched in red on EXHIBIT "A". The Leased Premises shall also include certain personal property (i.e., conveyors, sprayers, carts) as set forth on EXHIBIT "B" attached hereto.

         1.4 Greenhouse Buildings. The term "Greenhouse Buildings" shall mean the four Greenhouses situated on the Leased Premises consisting in the aggregate of approximately 250,000 square feet, as follows: Range 1 consisting of 13 bays covered with glass and including approximately 50,000 square feet; Range 2 consisting of 13 bays covered with glass and including approximately 50,000 square feet; Range 3 consisting of 8 bays covered with fiberglass and including approximately 75,000 square feet; and Range 4 consisting of 8 bays covered with fiberglass and including approximately 75,000 square feet, as depicted on EXHIBIT "A".

         1.5 Lease. The term "Lease" shall mean this Lease document and any exhibits and addenda attached hereto or attached in the future if duly executed by Landlord and Tenant.

         1.6 Lease Term. The "Lease Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed or otherwise provided in this Lease. The Lease Term is for five (5) years.

         1.7 Commencement Date. Subject to adjustment as provided in Article 3, the Scheduled Term Commencement Date shall mean February l, 1996.

         1.8 Expiration Date. The term "Expiration Date" shall mean January 31, 2001.

         1.9 Base Rent.  Subject to Article 4, the term "Base  Rent" shall mean:
$12,500 per month throughout the term of this Lease for the Leased Premises.

         1.10 Buildings. "Buildings" means the buildings, cold boxes, sheds, and other improvements situated on the Property.

         1.11 Tenant's Permitted Use. The term "Tenant's Permitted Use" shall mean general agricultural purposes including, without limitation, the planting and growing of various grape rootstock, scionwood, grafted grape vines, and other plants in accordance with the farming practices of the community in which the Leased Premises are situated.



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



         1.12 Landlord's Address for Rent and Notices. The term "Landlord's Address for Rent and Notices" shall ---------------------------------------
mean:

                  (a)      For Gianni Neve:          4288 Bodega Avenue
                                                     Petaluma, CA  94952

                           - with copy to -

                  (b)      For Maria Neve:           1109 Lorhman Lane
                                                     Petaluma, CA  94952

                           - with copy to -

         1.13 Tenant's Address for Notices. The term "Tenant's Address for Notices" shall mean:

                           Vinifera, Inc.
                           5 Financial Plaza, Suite 206
                           Napa, CA 94558
                           Attn:  Joseph Bouckaert, President and CEO

                           - with copy to -

                           Haas & Najarian
                           456 Montgomery St., 16th Floor
                           San Francisco, CA  94104
                           Attn:  Robert C. Nicholas, Esq.

         1.14 Security Deposit. The term "Security Deposit" shall refer to the payment by Tenant to Landlord of $12,500 pursuant to paragraph 4.4 of this Lease.

                                    ARTICLE 2

                                    PREMISES

         2.1 Lease of Premises. Landlord hereby leases the Leased Premises ("Premises") to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant and warrants and represents to Tenant that the Premises are fit and zoned for Tenant's Permitted Use.

                                    ARTICLE 3

                                      TERM

         3.1 Lease Term. Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Paragraph 1.6 of this Lease, commencing on the Commencement Date described in Paragraph 1.7 of this Lease and ending on the Expiration Date described in Paragraph 1.8 of this Lease:



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



                                    ARTICLE 4

                                     RENTAL

         4.1 Definitions. As used herein,

                  (A) "Base Year" shall mean the calendar year 1996.

                  (B) "Property Taxes" shall mean all payments and related expenses paid or incurred by Landlord with respect to taxes or assessments affecting the Greenhouse Buildings or the Premises, including without limitation, any form of real property tax, assessment, business or license fee or tax, commercial rental tax, and any tax or similar imposition in substitution for any of the foregoing imposed by any governmental or quasi-governmental authority.

         4.2 Base Rent. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.9 above, subject to the following provisions:

                  (A) Tenant shall pay to Landlord $12,500 per month in Base Rent throughout the Lease Term on the first of each month for the Premises

                  (B) Payment. All Base Rent payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid one-half to Gianni Neve and one-half to Maria Neve without notice, demand, abatement, deduction or offset, except as otherwise permitted herein, in lawful money of the United States to Landlord's address in Paragraph 1.12 or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment to be deemed to effect or evidence an accord or satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

                  (C) Late Charge; Interest. Other remedies for non-payment of Rent notwithstanding, if any Monthly Base Rent payment is not received by Landlord on or before the 15th day of any month in which the Rent is due, a late charge of ten percent (10%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

                  (D) Additional Rental. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental together with the Base Rent shall sometimes be referred to in this Lease as "Rent."

         4.3 Property Taxes. In addition to the Base Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any increase in Property Taxes over the real Property Taxes billed in the Base Year payable or imposed upon Landlord with respect to: any improvements made by Tenant to the Premises. Tenant shall have no responsibility for any increase in Property Taxes over the Property Taxes for the Base Year due to any sale or other transfer of Landlord's interest in the Premises.

         4.4 Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Paragraph 1.14 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant.



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



                                    ARTICLE 5

                                 USE OF PREMISES

         5.1 Tenant's Permitted Use. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Paragraph 1.11 above and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. TENANT SHALL, AT ITS SOLE COST AND EXPENSE, OBTAIN ALL GOVERNMENTAL LICENSES AND PERMITS REQUIRED TO ALLOW TENANT TO CONDUCT TENANT'S PERMITTED USE, INCLUDING QUALIFICATION FOR THE STATE'S CERTIFICATION PROGRAM, ALL OF WHICH ARE EXPRESS CONDITIONS PRECEDENT TO THE VALIDITY OF THIS LEASE.

         5.2 Compliance With Laws and Other Requirements.

                  (A) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any law, ordinance, regulation or directive of any governmental authority having jurisdiction, including without limitation any Certificate of Occupancy, or any covenant, condition or restriction affecting the Premises; (b) causes or is reasonably likely to cause damage to the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) impairs or is reasonably likely to impair the proper maintenance or repair of the Premises.

         5.3 Landlord's Hazardous Materials.

                  (A) Definition of "Hazardous Materials". "Hazardous Materials" shall be interpreted broadly to include, but not be limited to, any material or substance that is so defined or classified under federal, state or local laws including, without limitation, hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes", "hazardous substances", "toxic substances", "pollutants", "contaminants",
"chemicals known to the State to cause cancer or reproductive toxicity", "radioactive materials", or other similar designations in, or otherwise subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 U.S.C. ss. 9601 et seq; the Hazardous Substances Account Act ("HSAA), California Health and Safety Code ss. 25300 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 et seq.; the Hazardous Waste Control Law ("HWCL"), California Health and Safety Code ss. 25100 et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5: et seq.; the Porter-Cologne Water Quality Control Act ("Porter-Cologne"), California Water Code Section 13000, et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300 (f) et seq; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 et seq.; the California Air Pollution Control Law, California Health and Safety Code Section 2900O, et seq.; and in the plans, rules regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rule or ordinance now or hereafter in effect (collectively the "Environmental Laws"); and any other substances, constituents or wastes subject to environmental regulations under any applicable federal, state or local law, regulation or ordinance now or hereafter in effect.

                  (B) Environmental Representations and Warranties. Landlord represents and warrants to Tenant that (a) Landlord has the full right, power and authority to execute this Lease and to lease the Premises as provided in the Lease and to carry out all obligations hereunder; (b) Landlord is financially capable of performing and satisfying, or has obtained sufficient financial assurance to satisfy, in full its obligations pursuant to this Lease; (c) neither Landlord nor any tenant of Landlord's who has occupied the Premises is in violation or subject to any existing, pending, or threat of investigation by any governmental authority under any applicable federal, state or local law, Environmental Laws and any and all zoning and land use laws and regulations; (d) any handling, transportation, storage, treatment or use of Hazardous Materials that has occurred on the Premises to date has been in compliance with all applicable federal, state and local laws, regulations and ordinances, (e) To Landlord's knowledge no leak, spill, release, discharge, emission, or disposal of Hazardous Materials has occurred on the Premises to date and the soil, groundwater, and soil vapor on or under the Premises is free of Hazardous Materials as of the date of the Lease Commencement

Date; and (f) Landlord has complied with all Environmental Laws with respect to the underground and above ground storage tanks.

                  (C) Environmental Indemnity. Landlord agrees to indemnify and defend (with counsel satisfactory to tenant) and hold Tenant and its officers, employees, contractors, and agents harmless from any claims, judgment, damages, penalties, fines, expenses, liabilities, losses arising during or after the Lease Term out of or in any way relating to the presence, release or discharge of Hazardous Materials on or from the Premises, or from a breach of any of the Environmental Warranties and Representations made by Landlord above, unless the Hazardous Materials are present solely as a result of the actions of Tenant, its officers, employees, contractors, invitees, licensees, or agents. That indemnity shall include, without limitation, costs incurred in connection with:

                           a.  Hazardous  Materials  present or  suspected to be
present in the soil, ground water, or soil vapor on or under the Premises before Tenant occupies the Premises or the Lease Term commences; or

                           b.  Hazardous  Materials  present or  suspected to be
present in the soil, ground water, or soil vapor on or under the Premises after Lease Term commences resulting from actions by Landlord made at any time; or

                           c. Hazardous Materials that migrate, flow, percolate,
diffuse, or in any way move onto or under the Premises, during Tenant's occupancy of the Premises after Lease Term commences; or

                           d.  Hazardous  Materials  present  on  or  under  the
Premises as the result of any discharge, dumping, or spilling (accidental or otherwise) on the Premises during Tenant's occupancy of the Premises or after the Lease Term commences by any person, corporation, partnership or entity other than Tenant, its officers, employees, contractors, or agents unless such person, corporation, partnership, or entity is an invitee or licensee of Tenant, in which event there shall be no indemnification by Landlord.

         The indemnification provided by this Paragraph shall also specifically cover, without limitation, costs incurred in connection with any investigation of site conditions (except any conducted in conjunction with the due diligence period under the Option Agreement between the parties) or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision or other third party because of the presence or suspected presence of Hazardous Materials in the soil, ground water or soil vapor on or under the Premises unless the Hazardous Materials are present solely as the result of the actions of Tenant, its officers, employees, contractors, agents, invitees or licensees. These costs may include, but are not limited to, diminution of the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees.

         The foregoing environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises to Tenant or to any third party. It shall be governed by the laws of the State of California. Notwithstanding any provision of this Lease, Landlord shall be personally liable without limitation on recourse, for performance of its obligations under this Section.

                  (D) Environmental  Release.  Landlord, on behalf of themselves and any corporation in which Landlord owns or owned shares hereby releases Tenant and its officers, directors, trustees, agents, employees, and its successors and assigns, from any and all manner of action or actions, causes of action (at law or in equity), obligations, claims, covenants, demands, liabilities, and losses of any nature whatsoever, known or unknown, fixed or contingent, arising out of or related to the present or future physical condition of the Premises or the present or future presence of Hazardous Materials on or about the Premises or which arise out or are related to any Environmental Laws, for which Landlord is indemnifying Tenant hereunder ("the Release"). Landlord agrees never to commence, aid in any way or prosecute against the Tenant, its officers, directors, trustees, agents and employees and its and their respective successors, any action or other proceeding based on any claims, demands, causes of action, obligations, damages, or liabilities covered by this Release. Landlord further acknowledges and waives any rights or benefits available to them with respect to the Release under the provisions of Section 1542 of the California Civil Code, which provides:



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



                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  (E) Corrective Action. If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work (the "Remedial Work") of any kind is necessary under Environmental Laws, or as required by any governmental entity or other third person because of or in connection with the presence or suspected presence of Hazardous Materials on or under the Premises, Landlord shall assume full responsibility for all such Remedial Work and all costs and expenses of such Remedial Work shall be paid by Landlord, unless the Hazardous Materials are present solely as a result of the actions of Tenant or its officers, directors, employees, licensees, invitees, contractors, or agents. In the event Hazardous Materials are present as the result of actions by both Landlord and Tenant, the parties shall determine the percentage of responsibility of each party, and if unable to agree, then they shall submit the issue to arbitration in accordance with the rules of the American Arbitration Association.

                  (F) Environmental Default Provision. Any reasonable interference with Tenant's operations resulting from the presence of Hazardous Materials on, under, in, or adjacent to the Premises or from the Remedial Work not caused by Tenant shall be a material default for which Tenant may exercise any remedy set forth in this Lease including, but not limited to: (a) abating Rent, or (b) terminating this Lease. Tenant's right to abate Rent hereunder shall be based on the extent to which the Environmental Default interferes with Tenant's use of the Premises.

         5.4 Tenant's Hazardous Materials.

                  (A) No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, invitees, or licensees except those quantities of those Hazardous Materials customarily used for Tenant's Permitted Use, provided Tenant complies with applicable Environmental Laws.

                  (B) "Handle," "Handled," or "Handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                  (C) Tenant's Indemnity. Tenant shall indemnify Landlord for the handling of any Hazardous Materials in accordance with Article 9.

                                    ARTICLE 6

                             UTILITIES AND SERVICES

         6.1 Utilities. Tenant shall be responsible for all utility costs incurred and used by Tenant at the Premises including, without limitation, water, electricity, and garbage.

                                    ARTICLE 7

                             MAINTENANCE AND REPAIRS

         7.1 Landlord Repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the Term of this Lease except as are set forth in this Section. Landlord shall repair and maintain all underground and aboveground storage tanks, septic tank(s) and waste disposal facilities.

         7.2 Tenant Repairs. Tenant, at its own cost and expense, shall maintain the Premises (except for the items that are the responsibility of Landlord under Paragraph 7.1 and Article 5). Without limiting the generality of the foregoing, Tenant shall maintain and keep in good repair (including replacement when necessary): (a) the interior of the Premises, including walls, floors and ceilings; (b) all windows and doors, including frames, glass and fiberglass coverings, and hardware; (c) all wires and plumbing within the Greenhouse
Buildings, (d) all signs, air conditioning, heating equipment, and other mechanical equipment situated on or in the Greenhouse Buildings. Tenant shall



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



further make all other repairs to the Premises made necessary by Tenant's failure to comply with its obligations under this Section.

         Notwithstanding the foregoing, Tenant shall not be required to make any structural repair to, structural modification of, or structural addition to any of the Greenhouse Buildings or the Premises as may be required by any federal, state or local governmental laws, ordinances and regulations, except and to the extent required because of Tenant's use of the Premises. Otherwise, any and all repairs, maintenance or alterations to the Premises required by any governmental authorities shall be the responsibility of Landlord, including the abatement of any asbestos, if any, located at the Premises.

         7.3 Request for Repairs. All requests for repairs or maintenance that are the responsibility of the Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Paragraph 1.12.

         7.4 Tenant Damages. Tenant shall not allow any damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall leave all electrical systems, lighting fixtures, space heaters, air conditioning, plumbing and other irrigation systems upon the Premises in good operating condition, except as otherwise permitted in Paragraph 8.1. In the event Tenant fails to perform Tenant's repair and maintenance obligations under this Section, Landlord may at its option, but shall not be required to, enter upon the Premises after ten (10) days prior written notice to Tenant (except in case of an emergency, in which case no notice shall be required), to perform such obligations on Tenant's behalf and to place the Premises in good order, condition and repair, and Tenant shall pay the cost thereof as Additional Rent to Landlord.

         7.5 Landlord's Rights. Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.

                                    ARTICLE 8

                     ALTERATIONS, ADDITIONS AND IMPROVEMENTS

         8.1 Landlord's Consent; Conditions. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord. Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction prior to the construction of the Alterations; Tenant's written notice of whether the Alterations include the Handling of any Hazardous Materials, pursuant to Paragraph 5.4; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Notwithstanding the foregoing to the contrary, Landlord preconsents to Tenant making certain alterations to the Greenhouse Buildings including, without limitation, the following: cleaning the Greenhouse Buildings; removal of the sideboards to the beds in the Greenhouse Buildings, soil sterilization in the Greenhouse Buildings; power washing the Greenhouse Buildings' bays; sterilization of structures within the Greenhouse Buildings; recovering the Greenhouse Buildings; and painting. Moreover, Landlord shall allow Tenant to install weed barriers, gravel and benches in the Greenhouses and to install certain equipment therein including, without limitation, circulation fans, grow lights, modification to the heating system, modification to the irrigation system, modification to the cooling system, and installation of bottom heat moist and fog systems. Landlord agrees that Tenant, upon the expiration or sooner termination of this Lease, shall be allowed to remove from the Premises the benches, bottom heat, moist and fog systems, grow lights, and such other personal property moved into the Premises by Tenant which can be removed without causing damage to the Premises.

         8.2 Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, and all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction.

         8.3 Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of nonresponsibility. Tenant shall secure, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work, and during the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten
(10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Paragraph 4.2 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

         8.4 Lease Termination. Except as provided in this section, upon termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as when received, subject to reasonable wear and tear. Except as otherwise provided in Paragraph 8.1, all Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or sooner termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or sooner termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.

                                    ARTICLE 9

                          INDEMNIFICATION AND INSURANCE

         9.1 Indemnification. Tenant and Tenant's officers and directors agree to protect, indemnify, hold harmless and defend Landlord (with counsel satisfactory to Landlord) and any mortgagee or ground lessor, and each of their respective partners, directors, officers, agents and employees, successors and assigns, regardless of any negligence imputed to Landlord as owner of the real property involved in an injury, from and against:

         (A) Any and all loss, cost, damage, liability or expense as incurred (including but not limited to attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole active negligence of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

         (B) Any and all environmental damages which arise from: (i) the Handling of any Tenant's Hazardous Materials, as defined pursuant to Section 5.4 or (ii) the breach of any of the provisions in this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space; (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is strictly liable under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section
9.1 shall survive the expiration or earlier termination of this Lease.

         9.2      Property Insurance.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises which are made at the expense of Tenant; and (b) Tenant's trade fixtures, equipment, plants (product), and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

                  (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant as Tenant deems necessary.

         9.3      Liability Insurance.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of $2,000,000. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be primary and not excess or contributing to any other insurance as may be available to the additional insureds.

         9.4 Workers' Compensation Insurance. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of California, and Employer's Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury to Disease - Policy Limit.

         9.5 Policy  Requirements.  All  insurance  required to be maintained by
Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A-VII in Best's Insurance Guide. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy.

         9.6 Waiver of Subrogation. Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant pursuant to this Article shall contain a clause denying the insurer any right of subrogation against Landlord.

         9.7 Failure to Insure. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed additional rent due and payable by Tenant. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

         9.8 Landlord's Insurance. Landlord, at its sole cost shall maintain on the Leased Premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief, boiler and machinery insurance, to the extent of at least full replacement value of the Greenhouse Buildings and other structures located on the Leased Premises.

         The insurance policy shall be issued in the names of Landlord, Tenant, and Landlord's Lender, if any, as their interests appear. The insurance policy shall provide that any proceeds shall be payable as provided herein.

         Landlord shall pay the premiums for maintaining the insurance required by this paragraph.

         The "full replacement value" of the Greenhouse Buildings and other structures located on the Leased Premises to be insured hereunder shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every two years, either party shall have the right to notify the other party if it elects to have the replacement value redetermined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

                                   ARTICLE 10

                              DAMAGE OR DESTRUCTION

         10.1 Damage. In the event of a casualty to the Premises, the following shall apply:

         10.2 Reconstruction. If the Leased Premises are damaged or destroyed during the term, Landlord shall, to the extent that insurance proceeds are available therefor and are not applied by any lender against payment of any existing loan on the Premises, except as hereinafter provided, diligently repair or rebuild them to substantially the same condition in which they existed immediately prior to such damage or destruction; provided, however, that any damage which is estimated in good faith by the Landlord to be $1,000 or less shall be repaired by Tenant, and Landlord shall reimburse Tenant upon demand for expenses incurred in such repair work;

         10.3 Rent Abatement. The Base Rent shall be abated from the date of the damage or destruction in the same proportion that the rentable area of the portion of the Premises which is usable by Tenant bears to the total rentable area of the Premises.

         10.4 Excessive Damage or Destruction. Notwithstanding whether the Leased Premises have been damaged or destroyed, if any of the Greenhouse Buildings are damaged or destroyed to the extent that Landlord determines that they cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, Landlord or Tenant may terminate this Lease. Notwithstanding whether the Lease Premises have been damaged or destroyed, Landlord shall determine whether any of the other Buildings on the Premises damaged or destroyed can be fully repaired or restored within ninety (90) days, and Landlord's reasonable determination shall be binding upon Tenant. Landlord shall notify Tenant of its determination, in writing, within twenty (20) days after the date of the damage or destruction. If Landlord reasonably determines that any of the Buildings damaged or destroyed can be fully repaired or restored within the ninety (90) days, this Lease shall remain in force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

                                   ARTICLE 11

                                  CONDEMNATION

         11.1 Taking. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

         11.2 Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord, except that Tenant shall be entitled to independently pursue a separate award relating to the loss of, or damage to, Tenant's personal property and trade fixtures and Tenant's moving costs directly associated with the taking. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise.

         11.3 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

                                   ARTICLE 12

                            ASSIGNMENT AND SUBLETTING

         12.1 Restriction. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees. An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. For purposes of this Section, an assignment shall include any transfer of any interest in this Lease or the Premises by Tenant pursuant to a merger, division, consolidation or liquidation, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise). Notwithstanding anything contained in this Article to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         12.2 Notice to Landlord. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least twenty (20) business days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

                  (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

                  (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

         12.3 Landlord's Recapture Rights. At any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Paragraph 12.2 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

         12.4 Landlord's Consent: Standards. Landlord's consent shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any Proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by Tenant; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; or (iv) the proposed assignee or subtenant is disreputable.

         12.5 Continuing Liability of Tenant. Notwithstanding any assignment or sublease, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment or sublease had not occurred; provided, however, that any act or omission of any assignee or subtenant, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

         12.6 Non-Waiver. The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article, to any further assignment or subletting. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

         13.1 Events of Default by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

                  (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due.

                  (B) The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days (with or without the payment of Rent).

                  (C) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Article 13 above, if such failure continues for ten (10) days after written notice thereof by Landlord to Tenant: provided, however, that if the nature of the default is such that it cannot be cured within the ten (10) day period, no default shall exist if Tenant commences the curing of the default within the ten (10) day period and thereafter diligently prosecutes the same to completion. The ten (10) day notice described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

                  (D) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

         13.2 Landlord's Right to Terminate Upon Tenant Default. In the event of any default by Tenant as provided in Paragraph 13.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:

                  (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                  (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                  (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by allowing interest at the then highest lawful rate, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of San Francisco on advances made to member banks under Sections 13 and 13a of the Federal Reserve Act ("discount rate") prevailing on the date of execution of this Lease by Landlord. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         13.3 Landlord's Right To Continue Lease Upon Tenant Default. In the event of a breach of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Paragraph 13.2 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). To the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the
Premises for new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and
Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

         13.4 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

         13.5 Non-Waiver. Nothing in this Article shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         13.6 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         13.7 Default by Landlord. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). Landlord's breach of any of its warranties and representations shall also constitute a default by the Landlord entitling Tenant to all remedies and damages available at law or in equity.

                                   ARTICLE 14

                         ATTORNEYS' FEES: COSTS OF SUIT

         14.1 Attorneys' Fees. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

         14.2 Indemnification. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.

                                   ARTICLE 15

                          SUBORDINATION AND ATTORNMENT

         15.1 Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Buildings; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Buildings; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust. Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such lessor, mortgagee or beneficiary to effect the purposes of this Paragraph 15.1. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Paragraph 15.1, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease;
(ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease,
(iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default.

         15.2 Attornment. If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section.

         15.3 Mortgage and Ground Lessor Protection. Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

                                   ARTICLE 16

                                 QUIET ENJOYMENT

         Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.

                                   ARTICLE 17

                                ENTRY BY LANDLORD

         Landlord may enter the Premises at all reasonable times after 24 hours advance notice to Tenant to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; post notices of nonresponsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

                                   ARTICLE 18

                                HOLDOVER TENANCY

         If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration of termination of the Lease Term.

                                   ARTICLE 19

                                     NOTICES

         All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed to the Landlord at the address for Landlord set forth in Paragraph 1.12 above and to Tenant at the address for Tenant set forth in Paragraph 1.13 above, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.

                                   ARTICLE 20

                                OPTION TO EXTEND

         Landlord hereby grants Tenant two five-year options to extend the term of this Lease on all of the terms, conditions and provisions contained in this Lease (except for the Base Rent as hereinafter provided) following expiration of the Initial Term, by giving notice of exercise of the option ("First Option Notice") to Landlord at least 180 days prior to the expiration of the Initial Term, and similar notice 180 days prior to the expiration of the First Option Period (in the event Tenant wishes to exercise the second five-year option). The options granted herein shall be ineffective if Tenant is in default of this Lease on the date of giving the Option Notice, or if Tenant is in default of this Lease on the date the Extended Term is to commence.

         The Base Rent for the first Extended Term shall be equal to the greater of: l ) the Base Rent in effect immediately prior to the commencement of the first Extended Term, or 2) the then-prevailing fair market rental value of the Property. The Base Rent for the second Extended Term shall be equal to the greater of: 1) the Base Rent in effect for the first Extended Term, or 2) the then-prevailing fair market rental value of the Property. In no event shall the Base Rent for the first and second Extended Terms be greater than the then-prevailing fair market value of the Property plus five percent (5%). For example, if the Base Rent in effect immediately prior to the start of the first Extended Term is $12,500 per month, and the then-prevailing fair market rental value of the Property is $11,500, the Base Rent shall not exceed $11,500 x 5% or $12,075.

         The term "fair market rental value" shall mean the then-prevailing monthly base rent for similarly sized spaces in similar quality buildings for a duration of five (5) years.

         In the event the parties are unable to agree on a fair market rental value for the Property for either Extended Term within thirty (30) days of Tenant giving notice of its exercise of the option to extend the term of the Lease, such fair market rental value shall be determined by the below appraisal procedure.

         Landlord and Tenant shall each immediately select and pay the appraiser of their choice (each appraiser to have at least fifteen (15) years' experience in appraising commercial agricultural land in the Petaluma area) to establish a fair market rental value of the Property within thirty (30) days. If, for any reason, either one of the appraisals is not completed within such 30 day period, as stipulated, then the appraisal that is completed at that time shall automatically become the new Base Rent for such Extended Term. If both appraisals are completed and the two appraisers cannot agree on a reasonable average fair market rental value, then they shall immediately select a third mutually acceptable appraiser (with 15 years' experience in commercial agricultural land in the Petaluma area) to establish a third fair market rental value within the next 30 days. The average of all three appraisals shall then become the new Base Rent for such Extended Term. The costs of the third appraisal will be split equally between the parties.

                                   ARTICLE 21

                                EARLY TERMINATION

         Tenant shall have the right, at its option, to terminate this Lease at any time after the expiration of the first two years; provided, however, that upon the termination of this Lease as provided herein, Tenant shall pay to Landlord (i) any rental and other charges due hereunder through the date of termination, and (ii) the sum of SEVENTY-FIVE THOUSAND DOLLARS ($75,000) as consideration for the early termination of this Lease.

                                   ARTICLE 22

                               OPTION TO PURCHASE

         Landlord grants to Tenant the option to purchase the Premises in accordance with the provisions of the Option Agreement and Purchase and Sale Agreement attached hereto as EXHIBITS "C" AND "D", respectively. The option to purchase shall be exercisable by Tenant during the period February 1, 1996 through January 31, 1999.

                                   ARTICLE 23

                                  MISCELLANEOUS

         23.1 Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         23.2 Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

         23.3 Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

         23.4 Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by reason of strike, other labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services, or any and all other causes reasonably beyond control of Landlord. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of such force majeure occurrence.

         23.5 Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

         23.6 Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

         23.7 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

         23.8 Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

         23.9 Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

         23.10 Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

         23.11 Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

         23.12 Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         23.13 Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.

         23.14 Joint and Several Liability. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

         23.15 Exhibits. EXHIBIT "A" (Outline of Premises)
                         EXHIBIT "B" (List of Personal Property)
                         EXHIBIT "C" (Option Agreement)
                         EXHIBIT "D" (Purchase and Sale Agreement)

are incorporated into this Lease by reference and made a part hereof.

         23.16 Offer to Lease. This Lease shall have no force and effect until it is executed and delivered by Tenant to Landlord and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for five (5) business days following the date of delivery).

         23.17 Boilers. Landlord shall provide Tenant prior to the commencement of the Term a State Boiler Inspection Report. Landlord's failure to provide a State Boiler Inspection Report to Tenant shall entitle Tenant to terminate this Lease.

         23.18 Landlord's Bankruptcy. Landlord hereby discloses to Tenant the bankruptcy action filed in the U.S. Bankruptcy Court for the Northern District of California, Case No. 94-11324, filed on behalf of Neve Roses, Inc., a former tenant of the Premises. As an express condition precedent to the validity of this Lease, Landlord must provide evidence to Tenant, satisfactory to Tenant, that the bankruptcy action has no, and will have no, effect on the validity of this Lease or on Tenant's rights hereunder.

         23.19 Enforcement and Dispute Resolution. Any and all disputes, claims, issues and disagreements (collectively referred to in this Paragraph as "Disputes" and, in the singular, as a "Dispute") arising out of or relating to this Agreement or the breach of this Agreement shall be resolved exclusively in the manner set forth in this Paragraph, except that Landlord may seek possession of the Premises and certain rents and damages by litigation as permitted by California Code of Civil Procedure Sections 1161, et seq.

                  A. Mediation. All Disputes shall first be submitted before commencing litigation or arbitration to non-binding mediation in accordance with the mediation procedures of the American Arbitration Association ("AAA"). The parties agree to participate in at least ten (10) hours of mediation to occur within the City of Napa and to occur within thirty (30) days of such submission. The mediator will be appointed in accordance with the rules of AAA, but the mediator must have experience in the area involving the Dispute and must not have any conflict of interest. The mediation proceedings will be completely confidential and not discoverable. The mediation procedure as set forth in this subparagraph is deemed to be completed with respect to a Dispute if:

(1) the mediation is completed and an agreement to resolve the Dispute is entered into between the parties, or (2) mediation is completed and the Dispute is not resolved within five (5) days thereafter. If a party submits a Dispute to mediation and the other party fails to appear or participate in good faith in the mediation within (30) days after having received written notice of the submission of the Dispute, then the party submitting the Dispute may consider the mediation procedure to be completed.

                  B. Arbitration. If any Dispute remains between the parties after completion of the mediation process set forth in Subparagraph (A) above, then the parties shall promptly submit the Dispute to final and binding arbitration (without appeal or review) in Napa, administered by and in accordance with the rules of AAA. The judgment and any award rendered by the arbitrator may be enforced under applicable judicial procedures, including procedures for entry and enforcement of arbitration awards by any state court having jurisdiction over such matters.

                  C. Compensation of Mediator or Arbitrator. The parties agree to share equally the costs, including fees, of any mediator or arbitrator selected or appointed hereunder. As soon as practicable after selection of the mediator or arbitrator, the mediator or arbitrator or his or her designated representative shall determine a reasonable estimate of anticipated fees and costs, and render a statement to each party setting forth that party's equal share of the fees and costs. Thereafter, each party shall, within ten (10) days after receipt of such statement, deposit the required sum with the mediator or arbitrator. Failure of a party to make such a deposit shall result in a forfeiture by that party to the right to prosecute or defend the claim that is the subject of the proceeding, and the other party may prosecute any arbitration proceeding to judgment and execution.

                  D. Expenses. The prevailing party in any arbitration, suit or other action arising out of or related to this Lease is entitled to recover its reasonable fees, costs and expenses relating to the action or the Dispute, including reasonable, judicial, and extra-judicial attorneys' fees, expenses and disbursements, and fees, costs and expenses relating to any mediation or arbitration.

                  E. Survival. The provisions of this Paragraph shall survive the termination of this Lease for any reason, regardless of whether a Dispute arises before or after termination of this Agreement, and regardless of whether the related arbitration proceedings occur before or after termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.

LANDLORD:                               TENANT:

                                        VINIFERA INC.


/s/ Gianni Neve
GIANNI NEVE
                                        By:  /s/ J. Bouckaert
                                             J. Bouckaert
/s/ Maria Neve                          Its: President
MARIA NEVE

                                     OUTLINE
                                       OF
                                    PREMISES



                                   Exhibit "A"

                          [Exhibit A - map of property]

                                     LIST OF

                                PERSONAL PROPERTY



                                   Exhibit "B

                                    EXHIBIT B


1 -  COMPRESSOR  - 8-HP - FRONT  BUILDING - SERIAL  #95F14449
1 - UTILITY SHED - 10x16
2 - FANS - ICE BOX - FRONT -  D1L2099
2 - 200 GALLON  GAS  TANKS
1 - 500 GALLON  FUEL  TANK
1 - FERTILIZER INJECTOR PROMINENT HM-10-5ac AND CONTROL EQUIPMENT 2 - 300 HP BOILERS
1 - 1000 GALLON  RETURN  WATER TANK
1 - RIGID 535 PIPE THREAD MACHINE
1 - AUTO ARC WELDER - APC 3026
1 - DRILL PRESS
1 - TOOL RACK
2 - BINS FOR FITTINGS, NUTS AND BOLTS
2 - GRADING MACHINES
1 - 80' X 2' CONVEYER BELT
7 - TABLES  10' X 4'
1 - UTILITY CART
1 - UTILITY CART - 12 X 4
2 - COMPRESSORS - BACK ICE BOX
2 - FANS - BACK ICE BOX

                                OPTION AGREEMENT



                                   Exhibit "C"

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Agreement") is made as of February 1, 1996, by and between Gianni Neve and Maria Neve (hereinafter "Optionor" without regard to number or gender) and Vinifera Inc. ("Optionee").

                                    ARTICLE I

                                    RECITALS

         This Agreement is entered into with reference to the following facts:

         A. Optionor is the owner of all that certain real property commonly known as 4288 Bodega Avenue, Petaluma, California 94952 (the "Property"), as depicted in EXHIBIT "1" attached hereto and incorporated herein by this reference.

         B. Optionee is currently in possession of the Property under a month-to-month lease agreement dated November 30, 1995 and desires to obtain a lease for a five (5) year term ("the Lease") with an option to purchase the Property from Optionor on the terms and conditions set forth herein, and Optionor is willing to grant such lease and option to Optionee.

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES OF THE PARTIES HERETO, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:

         1.1 GRANT OF OPTION TO PURCHASE. Optionor grants to Optionee an option to purchase (the "Option") the Property from Optionor upon all of the terms, covenants and conditions hereinafter set forth.

         1.2 OPTION CONSIDERATION. As consideration for this Option, Optionee has entered into the Lease of the Property. In the event the Option is not exercised, all sums paid and services rendered to Optionor by Optionee under the Lease shall be retained by Optionor in consideration of the granting of this Option. Further, as additional consideration for this Option, in the event the Option is not exercised, all inspection and environmental reports, studies, drawings, and other documents generated during the due diligence period as hereinafter provided shall be given to Optionor at the expiration of this Option at no cost to Optionor.

         1.3 MEMORANDUM OF OPTION TO PURCHASE. Optionor has duly executed, acknowledged and delivered to Optionee a Memorandum of Option to Purchase in the form attached hereto as EXHIBIT "2" and agrees that Optionee may cause such Memorandum of Option to Purchase to be recorded. Optionee agrees to execute, acknowledge and deliver to Optionor a

Quitclaim Deed to the Property promptly at the request of Optionor if Optionee does not exercise the Option hereunder if such is necessary to clear Optionor's title. Optionor shall bear any expense of recording such instrument.

         1.4 TERM OF OPTION AND EXERCISE. The term of this Option shall commence upon February 1, 1996, and expire at midnight on January 31, 1999. If not exercised during the term of this Option, this Option shall automatically and without further notice, act or documentation by any party expire on the aforementioned date. Optionee may exercise this Option at any time during the time of this Option by giving Optionor written notice, as set forth in Paragraph
3.1 below, of its intention to exercise the Option. As soon as reasonably practicable after exercise of the Option, the parties hereto shall execute and cause to be recorded in the Sonoma County Recorder's Office a Notice of Exercise of Option, in the form attached hereto as EXHIBIT "3."

         1.5 PURCHASE PRICE. The purchase price (the "Price") which Optionee agrees to pay for the Property upon the exercise of the Option is the sum of One Million, Three Hundred Thousand and No/100 Dollars ($1,300,000.00). Said Price payable as follows:

                  (a) The Price will be paid pursuant to the Purchase and Sale Agreement and Escrow Instructions (the "Purchase and Sale Agreement") attached hereto as EXHIBIT "4" and incorporated herein.

         1.6 ESCROW. See the Purchase and Sale Agreement attached hereto as EXHIBIT "4" at Paragraphs 1.2 and 1.3.

         1.7 CONDITION OF TITLE UPON CLOSING DATE. See the Purchase and Sale Agreement attached hereto as EXHIBIT "4" at Paragraphs 2.2 and 2.3.

         1.8 DAMAGE OR DESTRUCTION. Except for any damage or destruction attributable to the activities of Optionee or Optionee's agents, employees, or contractors, in the event that prior to the Closing Date, as set forth in the Purchase and Sale Agreement attached hereto as EXHIBIT "4" at Paragraph 7.2, the Property or any improvements thereon are destroyed or materially damaged, Optionor shall bear the risk of loss therefor, and Optionee may elect to cancel this Agreement or may purchase the Property at the Price set forth herein less the amount by which such damage or destruction has decreased the fair market value of the Property.

         1.9 CONDEMNATION. If, before the Closing Date, as set forth in the Purchase and Sale Agreement attached hereto as EXHIBIT "4" at Paragraph 1.3, either Optionor or Optionee receives notice of any condemnation or eminent domain proceeding, the party receiving the notice shall promptly notify the other party of that fact. Optionee may elect either to proceed with the purchase contemplated by the Option or to terminate the Option within ten (10) days after the date such notice is received. If Optionee proceeds with the Purchase in accordance with all the terms of the Option, all condemnation proceedings shall be paid to Optionee (or assigned to Optionee if not then yet collected).

         1.10 TIME OF ESSENCE; FAILURE TO EXERCISE OPTION. Time is of the essence with regard to the Agreement. If the Option is not exercised in the manner as set forth in Paragraph 1.4 above, Optionee shall have no interest whatsoever in the Property and the Option may not be revived by any subsequent payment or any further action by Optionee.

         1.11 OPTIONOR'S ADDRESS FOR NOTICE. The term "Optionor's Address for Notice" shall mean:

                  (a)   For Gianni Neve:        4288 Bodega Avenue
                                                Petaluma, CA  94952

                  (b)   For Maria Neve:         1109 Lohrman Lane
                                                Petaluma, CA 94952


                                   ARTICLE II

                            DUE DILIGENCE BY OPTIONEE

         2.1 INSPECTION OF PROPERTY. At any time prior to the earlier of the exercise of the Option or termination of the Option, Optionee is hereby granted the right, but not the obligation, at Optionee's expense, to inspect the physical condition of the Property, to conduct such examinations, investigations and analyses as Optionee deems reasonable or necessary, and to prepare or have prepared any reports Optionee deems reasonable or necessary relating to, among other things, the following:

                  (a) PHYSICAL INSPECTION. Optionee shall have the right to retain, at its expense, licensed experts including but not limited to engineers, geologists, architects, contractors, and specialty contractors, including structural pest control operators, to inspect the property for any structural and nonstructural conditions, including but not limited to matters concerning roofing, electrical, plumbing, heating, cooling, electrical appliances, well, sewer, septic system, pool, survey geological and environmental hazards, toxic substances including but not limited to asbestos, formaldehyde, radon gas, and lead-based paint. Optionee shall furnish Optionor, at no cost, copies of all written inspection reports obtained. Optionee shall approve or disapprove in writing all inspection reports obtained within 15 days of receipt of each such report. In the event of Optionee's disapproval, Optionee may elect to not exercise the Option. Optionee shall pay for all such tests and studies, keep the Property free and clear of any liens, repair all damage to the Property and indemnify and hold Optionor harmless from and against all liability, claims, demands, damages, or costs of any kind whatsoever arising from or connected with the inspections, tests, surveys or studies, except that Optionee shall have no liability or obligation to indemnify Optionor for any remediation or clean-up required by any governmental authority.

         (b) SURVEY. Optionee shall have the right to survey the Property at its cost and expense, such survey to be satisfactory to the Title Company as a basis for an ALTA Policy. In the event Optionee does not exercise the Option, any survey obtained by Optionee shall be given to Optionor. Optionor will provide Optionee with any survey of the Property that Optionor may have.

         (c) ZONING. Optionee shall determine at its sole cost that the present zoning of the Property and any other governmentally or quasi-governmentally imposed restriction relating to the ownership or use of the Property would not prohibit or adversely impact upon or restrict the use of the Property by Optionee for any of its intended purposes.

         (d) HAZARDOUS AND/OR TOXIC WASTES. Optionee shall have the right to have the Property inspected to determine whether there are hazardous or toxic wastes, underground storage tanks, substances, chemicals, solvents, asbestos, PCB's or any environmental conditions on or under the Property of any type, quantity or nature whatsoever which violate or may violate in any way any local, state or federal law, ordinance, rule or regulation for the protection of the environment or otherwise, or which would require further environmental testing or remediation by Optionor. Such inspection shall be limited to one (1) Phase I environmental site assessment of the Property in order to determine whether or not any toxic materials or hazardous wastes are present on or about the Property, and that any additional environmental testing or any testing which may exceed the scope of a Phase I assessment shall be subject to Optionor's prior written consent, which consent shall not be unreasonably withheld. Optionee shall rely on advice of its environmental consultants and counsel for such determination.

         (e) SPECIAL STUDIES ZONE. Optionee shall determine whether the Property is situated in a Special Studies Zone as designated under Sections 2621-2625, inclusive, of the California Public Resources Code and, as such, construction or development of any structure for human occupancy may require the submission of a favorable geological report by a registered geologist, unless such report is waived by the City or County under the terms of the act. No representatives on the subject are made by Optionor. Optionee may make further independent inquiries at appropriate governmental agencies concerning the use of the Property under the terms of the Special Studies Zone Act. Optionee shall notify Optionor in writing of satisfaction of said inquiries prior to exercise of the Option.

         2.2 OTHER CONTRACTS. Prior to the earlier of the exercise or termination of the Option, Optionor, at Optionee's request, shall provide Optionee with all license agreements, contracts to provide goods or services for the Property, maintenance agreements, equipment and furniture leases, and copies of all warranties relating to the building fixtures and personal property, if any. Optionee shall approve of same in writing prior to exercise of the Option.

                                   ARTICLE III

                         ATTORNEYS' FEES; COSTS OF SUIT

         3.1 ATTORNEYS' FEES. If either Optionor or Optionee shall commence any action or other proceeding against the other arising out of, or relating to, this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual Attorneys' Fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees.

         3.2 INDEMNIFICATION.. Should Optionor be made a party to any litigation instituted by Optionee against a party other than Optionor, or by a third party against Optionee, Optionee shall indemnify, hold harmless and defend Optionor against any and all loss, cost, liability, damage or expense incurred by Optionor, including attorneys' fees, in connection with the litigation.

                                   ARTICLE IV

                                     NOTICE

         4.1 NOTICE OF EXERCISE OF OPTION. Notice to Optionor of exercise of Option by Optionee may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed to Optionor at the address for Optionor as set forth in Paragraph 1.11 above, or addressed to such other address or addresses as Optionor may from time to time designate to Optionee in writing. ANY NOTICE SHALL BE DEEMED TO HAVE BEEN SERVED AT THE TIME THE SAME WAS POSTED.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 ENTIRE AGREEMENT. This Agreement contains all of the agreements and understandings relating to the exercise of the Option and the obligations of the Optionor and Optionee in connection with such exercise. Optionor has not made, and Optionee is not relying upon, any warranties, or representations, promises or statements made by Optionor or any agent of Optionor, except as expressly set forth in the Agreement. This Agreement supersedes any and all prior agreements and understandings between Optionor and Optionee and alone expresses the agreement of the parties.

         5.2 AMENDMENTS. This Agreement shall not be amended, changed or modified in any way unless in writing executed by Optionor and Optionee. Optionor shall not have waived or released any of its rights hereunder unless in writing and executed by Optionor.

         5.3 SUCCESSORS. Except as expressly provided herein, this Agreement and the obligations of Optionor and Optionee contained herein shall bind and benefit the successors and assigns of the parties hereto.

         5.4 FORCE MAJEURE. Optionor shall incur no liability to Optionee with respect to, and shall not be responsible for any failure to perform, any of Optionor's obligations hereunder if such failure is caused by reason of strike, other labor trouble, detrimental rule, regulations, ordinance, statute, or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services, or any and all other causes reasonably beyond control of Optionor. The amount of time for Optionor to perform any of Optionor's obligations shall be extended by the amount of time Optionor is delayed in performing such obligation by reason of such force majeure occurrence.

         5.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         5.6 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Agreement.

         5.7 INTERPRETATION. Optionor and Optionee acknowledge that they have read and reviewed this Agreement and that they have had the opportunity to confer with counsel in negotiation of this Agreement. Accordingly, this Agreement shall be construed neither for nor against Optionor or Optionee, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and intent of the parties.

         5.8 NUMBER AND GENDER. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         5.9  EXHIBITS.  EXHIBIT "1" (Property Description)
                         EXHIBIT "2" (Memorandum of Option to Purchase) EXHIBIT "3" (Notice of Exercise of Option) EXHIBIT "4" (Purchase and Sale Agreement)

are incorporated in this Agreement by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OPTIONOR:                         OPTIONEE:

                                  VINIFERA INC.

/s/ Gianni Neve
GIANNI NEVE
                                  By:  /s/ J. Bouckaert


/s/ Maria Neve
MARIA NEVE                        Its: President

PARCEL ONE:

COMMENCING AT A POINT ON THE COUNTY HIGHWAY LEADING FROM PETALUMA TO BLOOMFIELD, SAID POINT BEING THE MOST SOUTHEASTERLY CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE DUE NORTH 800.43 FEET TO THE POINT OF COMMENCEMENT; THENCE RUNNING FROM SAID POINT OF COMMENCEMENT DUE NORTH 452 FEET; THENCE RUNNING NORTH 89o 26' 10" WEST 385 FEET; THENCE RUNNING SOUTH 0o 3' 30" EAST 452 FEET; THENCE RUNNING SOUTH 89o 26' 10" EAST 384 FEET TO THE POINT OF COMMENCEMENT.

PARCEL TWO:

COMMENCING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY BOUNDARY OF SAID LANDS NORTH 800.43 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 690.21 FEET AND THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

BEGINNING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. FROM SAID POINT OF BEGINNING RUNNING NORTH
326.23 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 216.01 FEET; THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

COMMENCING AT THE SOUTHWEST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE WEST BOUNDARY OF SAID LANDS NORTH 0o 03' 30" WEST 580 FEET; THENCE SOUTH 89o 26' 10" EAST 192.13 FEET; THENCE SOUTH 690.21 FEET; THENCE NORTH 59o 42' 20" WEST 222.25 FEET TO THE POINT OF BEGINNING.



                                   EXHIBIT "1"

         RECORDING REQUESTED BY:

         HAAS & NAJARIAN

         WHEN RECORDED RETURN TO:

         ROBERT C. NICHOLAS
         HAAS & NAJARIAN
         456 Montgomery St, 16th Floor
         San Francisco, CA 94104

         MAIL TAX STATEMENTS TO:

         Vinifera Inc.
         5 Financial Plaza, Suite 206
         Napa, CA 94558
         Attn: Joseph Bouckaert


--------------------------------------------------------------------------------
                SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

                        MEMORANDUM OF OPTION TO PURCHASE

         This Memorandum of Option ("Memorandum") is made as of February 1, 1996, by and between Gianni Neve and Maria Neve (hereinafter "Optionor" without regard to number or gender) and Vinifera Inc. ("Optionee").

         1. Optionor hereby grants to Optionee an option to purchase (the "Option") all of that certain real property commonly known as 4288 Bodega Avenue, Petaluma, California 94952 (the "Property"), as depicted in EXHIBIT "A" attached hereto and incorporated herein.

         2. The specific terms and conditions of Optionee's Option are set forth in the Option Agreement (The "Agreement") dated December 1, 1995. All of the terms and conditions of the Agreement are incorporated herein by this reference.

         3. The term of the Option expires at midnight on January 31, 1999.

         4. Any party who is interested in acquiring an interest in the Property should contact the Optionor and Optionee. Optionor's address is:



                                   EXHIBIT "2"

                  a.     For Gianni Neve:     4288 Bodega Avenue
                                              Petaluma, CA  94952

                  b.     For Maria Neve:      1109 Lohrman Lane
                                              Petaluma, CA 94952


         Optionee's address is:

         Vinifera Inc., 5 Financial Plaza, Suite 206, Napa, CA 94558.

         IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date first above written.

OPTIONOR:                                     OPTIONEE:



/s/ Gianni Neve                               By:   /s/ J. Bouckaert
GIANNI NEVE



/s/ Maria Neve                                Its:  President
MARIA NEVE


STATE OF CALIFORNIA        )
                           ) ss
COUNTY OF                  )

         On this ---- day of ------------, ------, before me, a Notary Public, State of California, duly commissioned and sworn, personally appeared:
------------------------ known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same.

Official Seal:                              ------------------------------------
                                            Notary Public
                                            My Commission Expires:--------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Sonoma

On April 24, 1996 before me, William W. Cretcher, Notary Public,
         DATE                NAME, TITLE OF OFFICER - E.G.,
                             "JANE DOE, NOTARY PUBLIC"

personally appeared Joseph Bouckaert
                    NAME(S) OF SIGNER(S)

[ ] personally known to me - OR - [X]  proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

OFFICIAL  SEAL  -  1011744
WILLIAM W. CRETCHER NOTARY PUBLIC - CALIF
COUNTY OF SONOMA
My Comm. Exp. Dec. 26, 1997

                                       WITNESS my hand and official seal.

                                       /s/ William W. Cretcher
                                       SIGNATURE OF NOTARY

     -------------------------------OPTIONAL------------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER

[ ] INDIVIDUAL
[X] CORPORATE OFFICER

    President
    TITLE(S)

[ ] PARTNER(S)    [ ] LIMITED
                  [ ] GENERAL
[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER:----------------------
    ----------------------------
    ----------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)
Vinifera, Inc.
--------------------------------

DESCRIPTION OF ATTACHED DOCUMENT

Option Agreement
TITLE OR TYPE OF DOCUMENT

10
NUMBER OF PAGES


2/1/96
DATE OF DOCUMENT


yes
SIGNER(S) OTHER THAN NAMED ABOVE

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Sonoma

On April 24, 1996 before me, William W. Cretcher, Notary Public,
         DATE                NAME, TITLE OF OFFICER - E.G.,
                             "JANE DOE, NOTARY PUBLIC"

personally appeared Gianni Neve
                    NAME(S) OF SIGNERS

[ ] personally known to me - OR - [X]  proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

OFFICIAL SEAL - 1011744
WILLIAM W. CRETCHER
NOTARY PUBLIC - CALIF
COUNTY OF SONOMA
My Comm. Exp. Dec. 26, 1997

                                       WITNESS my hand and official seal.

                                       /s/ William W. Cretcher
                                       SIGNATURE OF NOTARY

      -------------------------------OPTIONAL------------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER

[X] INDIVIDUAL
[ ] CORPORATE OFFICER

    ----------------------------
             TITLE(S)

[ ] PARTNER(S)    [ ] LIMITED
                  [ ] GENERAL
[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER:----------------------
    ----------------------------
    ----------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

--------------------------------


DESCRIPTION OF ATTACHED DOCUMENT

Option Agreement
TITLE OR TYPE OF DOCUMENT


10
NUMBER OF PAGES


2/1/96
DATE OF DOCUMENT


yes
SIGNER(S) OTHER THAN NAMED ABOVE

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Sonoma

On 4/24/96 before me, William W. Cretcher, Notary Public,
    DATE              NAME, TITLE OF OFFICER - E.G., "JANE DOE, NOTARY PUBLIC"

personally appeared Maria Neve
                    NAME(S) OF SIGNERS

[ ] personally known to me - OR - [X]  proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

OFFICIAL SEAL - 1011744
WILLIAM W. CRETCHER
NOTARY PUBLIC - CALIF
COUNTY OF SONOMA
My Comm. Exp. Dec. 26, 1997

                                       WITNESS my hand and official seal.

                                       /s/ William W. Cretcher
                                       SIGNATURE OF NOTARY

      -------------------------------OPTIONAL------------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER

[X] INDIVIDUAL
[ ] CORPORATE OFFICER

--------------------------------
           TITLE(S)

[ ] PARTNER(S)    [ ] LIMITED
                  [ ] GENERAL
[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER:----------------------
    ----------------------------
    ----------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)
--------------------------------
--------------------------------

DESCRIPTION OF ATTACHED DOCUMENT

Option Agreement
TITLE OR TYPE OF DOCUMENT


10
NUMBER OF PAGES


2/1/96
DATE OF DOCUMENT


yes
SIGNER(S) OTHER THAN NAMED ABOVE

PARCEL ONE:

COMMENCING AT A POINT ON THE COUNTY HIGHWAY LEADING FROM PETALUMA TO BLOOMFIELD, SAID POINT BEING THE MOST SOUTHEASTERLY CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE DUE NORTH 800.43 FEET TO THE POINT OF COMMENCEMENT; THENCE RUNNING FROM SAID POINT OF COMMENCEMENT DUE NORTH 452 FEET; THENCE RUNNING NORTH 89o 26' 10" WEST 385 FEET; THENCE RUNNING SOUTH 0o 3' 30" EAST 452 FEET; THENCE RUNNING SOUTH 89o 26' 10" EAST 384 FEET TO THE POINT OF COMMENCEMENT.

PARCEL TWO:

COMMENCING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY BOUNDARY OF SAID LANDS NORTH 800.43 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 690.21 FEET AND THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

BEGINNING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. FROM SAID POINT OF BEGINNING RUNNING NORTH
326.23 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 216.01 FEET; THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

COMMENCING AT THE SOUTHWEST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE WEST BOUNDARY OF SAID LANDS NORTH 0o 03' 30" WEST 580 FEET; THENCE SOUTH 89o 26' 10" EAST 192.13 FEET; THENCE SOUTH 690.21 FEET; THENCE NORTH 59o 42' 20" WEST 222.25 FEET TO THE POINT OF BEGINNING.



                                   EXHIBIT "A"

                          NOTICE OF EXERCISE OF OPTION


         THIS NOTICE OF EXERCISE OF OPTION (the "Notice") serves to notify Gianni Neve and Maria Neve (hereinafter "Optionor" without regard to number or gender) of Vinifera Inc.'s ("Optionee") exercise of the option to purchase (the "Option") all that certain real property commonly known as 4288 Bodega Avenue, Petalum, California (94952) (the "Property"), as depicted in EXHIBIT "A" attached hereto and incorporated herein.

         1. The specific terms and conditons of Optionee's Option are set forth in the Option Agreement (the "Agreement") dated February 1, 1996. All of the terms and conditions of the Agreement are incorporated herein by this reference.

         2. This Notice may be served by Optionee as set forth in Paragraph 3.1 of the Agreement.

DATED:--------------------------

VINIFERA INC.

By:-----------------------------

Its:----------------------------



                                   EXHIBIT "3"

PARCEL ONE:

COMMENCING AT A POINT ON THE COUNTY HIGHWAY LEADING FROM PETALUMA TO BLOOMFIELD, SAID POINT BEING THE MOST SOUTHEASTERLY CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE DUE NORTH 800.43 FEET TO THE POINT OF COMMENCEMENT; THENCE RUNNING FROM SAID POINT OF COMMENCEMENT DUE NORTH 452 FEET; THENCE RUNNING NORTH 89o 26' 10" WEST 385 FEET; THENCE RUNNING SOUTH 0o 3' 30" EAST 452 FEET; THENCE RUNNING SOUTH 89o 26' 10" EAST 384 FEET TO THE POINT OF COMMENCEMENT.

PARCEL TWO:

COMMENCING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY BOUNDARY OF SAID LANDS NORTH 800.43 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 690.21 FEET AND THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

BEGINNING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. FROM SAID POINT OF BEGINNING RUNNING NORTH
326.23 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 216.01 FEET; THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

COMMENCING AT THE SOUTHWEST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE WEST BOUNDARY OF SAID LANDS NORTH 0o 03' 30" WEST 580 FEET; THENCE SOUTH 89o 26' 10" EAST 192.13 FEET; THENCE SOUTH 690.21 FEET; THENCE NORTH 59o 42' 20" WEST 222.25 FEET TO THE POINT OF BEGINNING.



                                   EXHIBIT "A"

               PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS



         THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the "Agreement") is made as of February 1, 1996, by and between Gianni Neve and Maria Neve (hereinafter "Seller" without regard to number or gender) and Vinifera Inc. ("Buyer").

                                    ARTICLE I

                                    RECITALS

         This Agreement is entered into with reference to facts as follows:

         A. Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer that certain real property commonly known as 4288 Bodega Avenue, Petaluma, California 94952, as described in EXHIBIT "A" attached hereto and incorporated herein, including all tangible and intangible personal property now or hereafter located on or about the property or used in connection with the property, including, without limitation, all governmental permits, approvals, authorizations, declarations and applications therefor obtained or filed in connection with the property, all agreements, understandings, reports, plans, maps, bonds, deposits, fees, studies, notices and other materials prepared, given, filed, or used, or to be used in connection with the property and all contracts, if any, entered into by Seller and approved by Buyer, which shall affect directly or indirectly the property (the "Property").

         B. This Agreement is entered into as a result of the exercise by Buyer of an option to purchase the Property as provided in the Option Agreement dated February 1, 1996, between Seller and Buyer ("the Option").

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES OF THE PARTIES HERETO, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:

              1.1  PURCHASE  PRICE.  The  purchase  price (the  "Price") for the
Property  is  One  Million,   Three   Hundred   Thousand   and  No/100   Dollars
($1,300,000.00) payable by Buyer at the close of escrow.

              1.2 ESCROW. Within five (5) business days after the exercise of the Option, an escrow (the" Escrow") shall be opened with Chicago Title Company, 1101 College Avenue, Santa Rosa, CA 95404 ("Chicago Title") (the "Escrow Holder"). This Agreement shall



                                   EXHIBIT "4"
constitute escrow instructions to the Escrow Holder. Seller and Buyer shall execute such additional escrow instructions as may be reasonably required by Escrow Holder.

              1.3 TERM OF ESCROW. Escrow shall close within ninety (90) days of the exercise of the Option. The close of Escrow ("Close of Escrow") shall mean the date upon which the grant deed from Seller to Buyer is recorded in the Sonoma County Recorder's Office.

                                   ARTICLE II

                        CONDITIONS TO BUYER'S OBLIGATION

         Buyer's obligations hereunder shall be contingent upon satisfaction of all of the matters listed as follows:

              2.1 TITLE. Chicago Title's issuance of an ALTA Extended Owner's Coverage Form Policy of Title Insurance with endorsements selected by Buyer (the "ALTA Policy"), with liability in the amount of the Price, showing title to the Property vested in Buyer, subject only to those exceptions approved by Buyer within thirty (30) days after the delivery to Buyer through Escrow of the Preliminary Report and legible copies of the exceptions of record; and also subject to those exceptions approved by Buyer within ten (10) days after Buyer's receipt of any ALTA supplemental title report. Escrow Holder is instructed to order immediately the Preliminary Report together with legible copies of all documents referred to therein. Seller agrees to convey title to the Property to the Buyer at close of Escrow free and clear of all monetary liens and encumbrances, excluding those items approved by Buyer. If Seller does not remove one or more such monetary encumbrances, liens or claims, in addition to all other remedies Buyer may have at law or in equity, Buyer may close Escrow on the scheduled closing date and offset dollar for dollar against the Price an amount equal to such monetary encumbrances, liens or claims. Seller shall convey title to the Property subject only to: 1) real estate taxes not yet due, and 2) covenants, conditions, restrictions, rights of way, and easements of record, if any, which do not materially affect the value or intended use of the Property.

              2.2. HAZARDOUS AND/OR TOXIC WASTES. Buyer shall have during the due diligence period provided in the Option the right, but not the obligation, to determine at its sole cost that there are no hazardous or toxic wastes, underground storage tanks, substances, chemicals, solvents, asbestos, PCB's or any environmental conditions on or under the Property of any type, quantity or nature whatsoever which violate or may violate in any way any local, state or federal law, ordinance, rule or regulation for the protection of the environment or otherwise, or which would require further environmental testing or remediation by Seller. These provisions shall be liberally construed for the benefit of Buyer, and Buyer may rely on advice of its environmental consultants and counsel to determine whether or not it can satisfy this environmental contingency and condition of Close of Escrow. If Buyer determines that the foregoing environmental contingency and condition of Close of Escrow requires remediation, Buyer shall provide written notice thereof to Seller and Seller shall, at its sole cost up to and including the sum of One Hundred Thousand and No/100 Dollars ($100,000), so remediate. If the cost of said remediation exceeds One Hundred Thousand and No/100 Dollars ($100,000), then Seller has no obligation to so remediate, and Buyer may, at Buyer's sole election: (1) continue with the purchase of the Property and receive a credit from Seller against the Purchase Price in the amount of One Hundred Thousand and No/100 Dollars ($100,000); or (2) terminate this Agreement without any further liability on the part of Buyer. If any remediation is undertaken pursuant to this Paragraph 2.2, Close of Escrow shall be delayed until certificates of compliance regarding such remediation have been issued from all appropriate government agency(ies).

              2.3 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller's representations and warranties as set forth in Article 5 herein shall be true and correct as of the Close of Escrow. All conditions to the Close of Escrow, or to Buyer's obligations hereunder, are for Buyer's benefit only, and Buyer may waive all or any part of such rights by written notice to Seller and Escrow Holder.

                                   ARTICLE III

                                     CLOSING

              3.1 DOCUMENTS TO BE DELIVERED. At the Close of Escrow, Seller shall deliver to Buyer through Escrow original documents, which shall be in a form satisfactory to Buyer's counsel, as follows:

                   (A) A grant deed (the "Grant Deed") conveying the Property to Buyer;

                   (B) An assignment of all guaranties and warranties relating to the Property, and a bill of sale (the "Bill of Sale") of the equipment and fixtures therein, if any; and

                   (C) All contracts affecting the Property, if any.

              At the Close of Escrow, the Escrow Holder shall cause the Grant Deed to be recorded in the Official Records of the Sonoma County Recorder's Office, and shall cause the Bill of Sale and the ALTA Policy to be delivered to Buyer.

              3.2 CLOSING COSTS AND PRORATIONS. Buyer shall be credited and Seller charged with security deposits or advance rentals made by tenant under the lease, dated as of February 1, 1996, by and between Gianni Neve and Maria Neve, of the one hand, and Vinifera Inc., on the other hand (the "Lease"). Escrow holder shall prorate the following between the parties as of the Close of Escrow: (a) real estate taxes and personal property taxes for the year in which the sale closes; (b) rent payments under the Lease;
(c) charges and fees paid or payable under service contracts which are assigned to Buyer; (d) premiums payable under insurance assigned to Buyer at Buyer's request.; (e) and all other items which are customarily prorated. All prorations shall be based on a thirty (30) day month. Escrow Holder is to assume that all rents have been collected unless otherwise advised by Seller. Rent under the Lease which is more than thirty (30) days in arrears shall not be prorated.

              3.3 UTILITIES. Seller shall have all meters read and final bills rendered for all utilities servicing the Property, including, without limitation, water, sewer, gas and electricity, for the period to and including the day preceding the Close of Escrow, and Seller shall pay such bills. Buyer shall arrange for utility service to the Property after the Close of Escrow.

              3.4 POSSESSION. Possession of the Property shall be given to Buyer at Close of Escrow.


                                   ARTICLE IV

                                    EXPENSES

              4.1 EXPENSES OF SELLER. Seller shall pay: (a) the documentary transfer tax applicable to this transaction; (b) the premium for a CLTA owner's title insurance policy; (c) one-half the Escrow fees; (d) expenses of clearing title; and (e) other costs or expenses not expressly provided for herein which are customarily paid by the seller in similar transactions.

              4.2 EXPENSES OF BUYER. Buyer shall pay: (a) all recording charges on any document recorded pursuant to this Agreement; (b) the difference between the premium for the ALTA Policy and the premium for a CLTA owner's title insurance policy; (c) the cost of any title endorsements requested by Buyer; (d) any costs associated with obtaining the consent of the holder of the existing loan to the transfer of the Property without accelerating or modifying the loan or the costs of obtaining a new loan and (e) one-half the Escrow fees.

                                    ARTICLE V

                     SELLER'S REPRESENTATIONS AND WARRANTIES

              Seller represents, warrants and covenants, each of which shall be true in all respects as of the date of this Agreement and as of the date of Close of Escrow and shall survive the Close of Escrow and shall not merge with any deed, as follows:

              5.1 FIXTURES AND PERSONAL PROPERTY. Seller shall not remove any fixtures or personal property from the Property.

              5.2 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. To the best of Seller's knowledge:

                  (A) Throughout the period of ownership of the Property by Seller, there have been no notices, directives, violation reports or actions by any local, state or federal department or agency concerning environmental law or regulations, and the Property is in compliance with all California and federal environmental laws;

                  (B) All underground storage tanks (the "USTs") will be removed from the Property prior to Close of Escrow by Seller at Seller's sole cost and expense and certificates of compliance as to removal of all the USTs from the appropriate governmental agency(ies) will be issued to Buyer;

                  (C) There are no soil or geological conditions which might impair or adversely affect the current use or future plans for use of the Property;

                  (D) None of the Property is located in an area identified by an agency or department of federal, state or local governments, or identified by Seller, as having special flood or mudslide hazards or wetlands;

                  (E) The business and operations of Seller have at all times been conducted in compliance in all material respects with all applicable local, state, federal and/or foreign laws, ordinances, regulations, orders and other requirements of governmental authorities in matters relating to the environment;

                  (F) There has been no spill, discharge, release, cleanup or contamination of or by any hazardous or toxic waste or substance used, generated, treated, stored, disposed of or handled by the Seller at the Property;

                  (G) No hazardous or toxic substances or wastes are located at, or have been removed from the Property; and

                  (H) There are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or, to Seller's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Property.

              5.3 DOCUMENTS. Seller shall deliver true, accurate and complete copies of contracts, surveys, drawings, plans and specifications describing the Property and known by Seller to exist. No documents supplied to Buyer by Seller contains any untrue statement of material fact or fails to state any fact, which would be necessary, considering the circumstances, to make the documents supplied not misleading.

              5.4 EXPENSES. At Close of Escrow, there will be no outstanding expenses not fully paid, except those expenses previously approved by Buyer in writing.

              5.5 CLAIM AGAINST THE PROPERTY. Seller has no knowledge of any pending or threatened claim or litigation against the Property and Seller has not received any notice from any governmental authority of defects in the Property or noncompliance with any applicable law, code or regulation.

              5.6 AUTHORIZATION FOR EXECUTION OF THE AGREEMENT. The persons executing this Agreement are authorized by the Seller to enter into the transaction described herein.

              5.7 EXECUTION OF FURTHER CONTRACTS. During the Escrow period, Seller shall not enter into any new lease, option to lease or extension of an existing lease or any other contract or agreement pertaining to the Property unless Seller shall first send to Buyer for approval a copy of the document it proposes to sign. Buyer shall have three (3) business days after receipt of the document to object in writing to Seller's signing of the document. Any such objection shall, in the case of any lease, lease option or lease extension, not be unreasonable. Buyer's failure to respond shall be deemed approval.

                                   ARTICLE VI

                                 INDEMNIFICATION

              6.1 INDEMNIFICATION. Seller and Seller's officers and directors agree to protect, indemnify, hold harmless and defend Buyer and any mortgagee, and each of their respective partners, directors, officers, agents and employees, successors and assigns, from and against:

                  (A) Any and all loss, cost, damage, liability or expense as incurred (including but not limited to attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Property by Seller or the acts or omissions of Seller or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole active negligence of Buyer or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Buyer's employees or agents or damage to the Property.

                  (B) Any and all environmental damages which arise from: (i) the handling of any hazardous and/or toxic wastes by Seller, as referred to in Paragraph 2.2 herein, or (ii) the breach of any of the provisions in this Agreement. For the purpose of this Agreement, "environmental damages" shall mean
(a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Property, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Property; (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Buyer in connection with investigation or remediation relating to the handling of any hazardous and/or toxic wastes by Seller, as referred to in Paragraph 2.2 herein, whether or not required by any environmental laws, necessary for Buyer to make full economic use of the Property, or otherwise required under this Agreement. To the extent that Buyer is strictly liable under any environmental laws, Seller's obligation to Buyer and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Seller's part with respect to the violation of any environmental law which results in liability to the indemnitee. Seller's obligations and liabilities pursuant to this Section 6.1 shall survive the expiration or earlier termination of this Agreement and the Close of Escrow.

                                   ARTICLE VII

                                  MISCELLANEOUS

              7.1 BROKER'S COMMISSION. Buyer and Seller acknowledge that, except as set forth herein, no broker's commission or finder's fee is payable in connection with this transaction; and each ("indemnitor") agrees to indemnify and hold the other harmless from and against all liability, claims, demands, damages or costs of any kind whatsoever arising from or connected with any broker's or finder's fee, commission or charge claimed to be due any person arising from the indemnitor's conduct with respect to this transaction, other than the commissions authorized as set forth in Paragraph 6.1 herein.

              7.2 DAMAGE OR DESTRUCTION. If the Property is damaged before Close of Escrow by an insured casualty which would cost Seven Hundred Fifty Thousand Dollars ($750,000) or more to repair, Buyer may terminate this Agreement by written notice to Seller, given within twenty (20) days after Seller notifies Buyer of such event, or at Close of Escrow, whichever is earlier. If Buyer does not terminate, or if the damage would cost less than Seven Hundred Fifty Thousand Dollars ($750,000) to repair, the Close of Escrow shall take place as provided herein, and Seller shall assign to Buyer at Close of Escrow Seller's insurance proceeds payable on account of such damage and shall pay to Buyer the amount of any deductible under

Seller's insurance. If an uninsured casualty occurs which would cost more than Fifty Thousand Dollars ($50,000) to repair, either party may terminate this Agreement at any time before Close of Escrow. If this Agreement is not terminated, Buyer shall receive a credit against the Price in an amount equal to the cost of repairing the damage in question up to the sum of Fifty Thousand Dollars ($50,000). If Seller elects to terminate this Agreement, Buyer may override such termination by choosing to bear the cost of repairing the damage and receive a credit at Close of Escrow of Fifty Thousand Dollars ($50,000). Seller shall bear the risk and expense of any uninsured loss of Fifty Thousand Dollars ($50,000) or less.

              7.3 ASSIGNMENT. Buyer may assign its rights under this Agreement, to any other person, firm or entity.

              7.4 NOTICES. All notices, demands and requests which may be given by either party to the other, or to Escrow Holder, shall be in writing and shall be deemed served upon personal delivery or, alternatively, by mailing the same by registered or certified mail, postage prepaid, addressed to the party to be notified at the address as set forth in Paragraphs7.25 and 7.26 herein, or addressed to such other address or addresses as either party may from time to time designate to the other in writing or, if addressed to Escrow Holder, at the address in Paragraph 1.2 herein. All notices to Escrow Holder shall make specific reference to the escrow number of the Escrow. ANY NOTICE SHALL BE DEEMED TO HAVE BEEN SERVED AT THE TIME THE SAME WAS POSTED.

              7.5 INTENTIONALLY OMITTED.

              7.6 ARBITRATION OF DISPUTES. ANY CONTROVERSY ARISING FROM THIS AGREEMENT OR ITS BREACH SHALL BE DETERMINED BY ONE (1) ARBITRATOR APPOINTED AS SET FORTH AS FOLLOWS:

              WITHIN TEN (10) DAYS AFTER A NOTICE BY EITHER PARTY TO THE OTHER REQUESTING ARBITRATION AND STATING THE BASIS OF THE PARTY'S CLAIM, THE
REQUESTING PARTY SHALL COMMENCE AN ARBITRATION PROCEEDING EITHER UNDER THE AUSPICES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA) OR JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (JAMS). THE ARBITRATION SHALL BE CONDUCTED UNDER THE RULES OF THE ORGANIZATION SELECTED AND CODE OF CIVIL PROCEDURE SECTIONS 1280 THROUGH 1294.2, INCLUDING THE RIGHT TO DISCOVERY. ALL NOTICES, INCLUDING NOTICES UNDER CODE OF CIVIL PROCEDURE SECTION 1290.4, SHALL BE GIVEN AS PROVIDED IN PARAGRAPH 6.4 HEREIN.

              NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE

"ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS
PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

              WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                  SELLER'S INITIALS                  BUYER'S INITIALS

                     --------                            --------

              7.7 FEDERAL REPORTING REQUIREMENTS. Buyer and Seller acknowledge that IRC Section 6045(e) requires that the amount of gross proceeds from a real estate transaction be reported to the IRS. Buyer and Seller hereby instruct Escrow Holder to comply with IRC Section 6045(e) and make said report. Seller hereby instructs Escrow Holder to report the gross proceeds of this sale to the IRS on Form 1099-B or W-9 or any subsequently approved IRS form.

              7.8 FEDERAL WITHHOLDING. So that Buyer may comply with the Foreign Investment in Real Property Tax Act ("FIRPTA"), Seller hereby declares under penalty of perjury that he/she is not a foreign person or non-resident alien as defined in FIRPTA. Seller shall provide Buyer with such additional information and affidavits as may be necessary for Buyer to comply with FIRPTA.

              7.9 STATE WITHHOLDING. California Revenue and Taxation Code Sections 18805 and 26131 require a buyer of real property to withhold California income taxes from escrow funds if all of the following conditions are met:

                  (a) The buyer has received a standard notification of the withholding requirements established by the Act;

                  (b) The selling price is greater than One Hundred Thousand and No/100 Dollars ($100,000.00);

                  (c) The seller has not received a California Homeowner's Property Tax Exemption during the year of the sale; and

                  (d) The funds from the transaction are to be disbursed to either:


                           (i) A seller with a last known street address outside
                  of California, or

                           (ii) A  financial  intermediary  of the seller if the
                  seller is a nonresident of California.

              The withholding rate is three and one-half percent (3 1/2%) of the selling price. Seller may request a waiver by contacting:

                  Franchise Tax Board
                  Withholding at Source Unit
                  P.O. Box 651
                  Sacramento, CA 95812-0651
                  (916) 369-4900

              7.10 PRELIMINARY CHANGE OF OWNERSHIP REPORT. Buyer is aware that any person acquiring an interest in real property must file a Preliminary Change of Ownership Report with the County Recorder or Tax Assessor upon recording any documents effecting a change of ownership unless the document is accompanied by an affidavit that the transferee is not a resident of California. Failure to file may result in an additional recording fee for the Buyer.

              7.11 REASSESSMENT. Property will be reassessed upon a change of ownership. This will affect the taxes to be paid. A supplemental tax bill may be issued, which shall be paid as follows: (a) for periods after the Close of Escrow, by Buyer, and (b) for periods before the Close of Escrow by Seller. Tax bills issued after the Close of Escrow shall be handled directly between Buyer and Seller.

              7.12 WAIVER. The waiver of any provision of this Agreement shall be invalid unless evidenced by a writing signed by the party to be charged therewith. The waiver of, or failure to enforce, any provision of this Agreement shall not be a waiver of any further breach of such provision or of any other provision hereof. The waiver by either or both parties of the time for performing an act shall not be a waiver of the time for performing any other act or acts required hereunder.

              7.13 MODIFICATIONS. No change or addition to this Agreement or any part hereof shall be valid unless in writing and signed by each of the parties hereto.

              7.14 SUCCESSORS AND ASSIGNS. Except as expressly provided herein, this Agreement and the obligations of Seller and Buyer contained herein shall bind and benefit the successors and assigns of the parties hereto.

              7.15 GOVERNING LAW. This Agreement shall be governed by California law.

              7.16 HEADINGS. The headings in this Agreement are for convenience only and shall not be used to interpret this Agreement.

              7.17 FURTHER ACTS. Each party agrees to take such further action and to execute and deliver such further documents as may be necessary to carry out the purposes of this Agreement.

              7.18 ATTORNEYS' FEES AND COSTS. If either party incurs attorneys' fees and/or costs to enforce this Agreement or because of a breach of this Agreement by the other party, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys' fees and costs irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees.

              7.19 TIME. Time is of the essence of this Agreement.

              7.20 EXCHANGE TRANSACTION. Seller agrees upon the request of Buyer to cooperate with Buyer in closing this transaction as an exchange pursuant to IRC Section 1031, provided Seller shall incur no additional expense or liability in connection therewith and is not required to take title to any property in connection with such exchange.

              7.21 ENTIRE AGREEMENT. This Agreement contains all of the agreement and understandings relating to the purchase of the Property and the obligations of Seller and Buyer in connection therewith. Seller has not made, and Buyer is not relying upon, any warranties, representations, promises or statements made by Seller, or any agent of Seller, except as expressly set forth herein. This Agreement supersedes any and all prior agreements and understandings between Seller and Buyer and alone expresses the agreement of the parties.

              7.22 FORCE MAJEURE. The parties shall incur no liability to the other with respect to, and shall not be responsible for, any failure to perform any of the obligations hereunder if such failure is caused by reason of strike, other labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services, or any and all other causes reasonably beyond control of the parties. The amount of time for the parties to perform any of the obligations hereunder shall be extended by the amount of time the party is
delayed  in  performing   such  obligation  by  reason  of  such  force  majeure
occurrence.

              7.23 INTERPRETATION. Seller and Buyer acknowledge that they have read and reviewed this Agreement and that they have had the opportunity to confer with counsel in negotiation of this Agreement. Accordingly, this Agreement shall be construed neither for nor against Seller or Buyer, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and intent of the parties.

              7.24 NUMBER AND GENDER. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed to include the appropriate number and gender, as the contacts may require.

              7.25 SELLER'S ADDRESS FOR NOTICES. The term "Seller's Address for Notice" shall mean:

                  (a)   For Gianni Neve:    4288 Bodega Avenue
                                            Petaluma, CA 94952

                  (b)   For Maria Neve:     1109 Lohrman Lane
                                            Petaluma, CA 94952

              7.26 BUYER'S ADDRESS FOR NOTICES. The term "Buyer's Address for Notices" shall mean:

              7.27 EXHIBITS. EXHIBIT "A" (Property Description) are incorporated in this Agreement by reference and made a part hereof.

              IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  this
Agreement as of the date first above written.

SELLER:                                     BUYER:

                                            VINIFERA INC.


--------------------------------            BY:---------------------------------
GIANNI NEVE


--------------------------------            ITS:--------------------------------
MARIA NEVE

PARCEL ONE.

COMMENCING AT A POINT ON THE COUNTY HIGHWAY LEADING FROM PETALUMA TO BLOOMFIELD, SAID POINT BEING THE MOST SOUTHEASTERLY CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE DUE NORTH 800.43 FEET TO THE POINT OF COMMENCEMENT; THENCE RUNNING FROM SAID POINT OF COMMENCEMENT DUE NORTH 452 FEET; THENCE RUNNING NORTH 89o 26' 10" WEST 385 FEET; THENCE RUNNING SOUTH 0o 3' 30" EAST 452 FEET; THENCE RUNNING SOUTH 89o 26' 10" EAST 384 FEET TO THE POINT OF COMMENCEMENT.

PARCEL TWO:

COMMENCING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY BOUNDARY OF SAID LANDS NORTH 800.43 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 690.21 FEET AND THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

BEGINNING AT THE SOUTHEAST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS. FROM SAID POINT OF BEGINNING RUNNING NORTH
326.23 FEET; THENCE NORTH 89o 26' 10" WEST 192.13 FEET; THENCE SOUTH 216.01 FEET; THENCE SOUTH 59o 42' 20" EAST 222.25 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

COMMENCING AT THE SOUTHWEST CORNER OF THE LANDS DESCRIBED IN VOLUME 232 OF DEEDS AT PAGE 56, SONOMA COUNTY RECORDS; RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE WEST BOUNDARY OF SAID LANDS NORTH 0o 03' 30" WEST 580 FEET; THENCE SOUTH 89o 26' 10" EAST 192.13 FEET; THENCE SOUTH 690.21 FEET; THENCE NORTH 59o 42' 20" WEST 222.25 FEET TO THE POINT OF BEGINNING.


                                   EXHIBIT "A"